Exhibit 5

Appendix 3Y

Change of Director’s Interest Notice

Rule 3.19A.2

Appendix 3Y

Change of Director’s Interest Notice

Information or documents not available now must be given to ASX as soon as available.  Information and documents given to ASX become ASX’s property and may be made public.

Introduced 30/9/2001.

Name of entity	Rinker Group Limited

ABN	53 003 433 118

We (the entity) give ASX the following information under listing rule 3.19A.2 and as agent for the director for the purposes of section 205G of the Corporations Act.

Name of Director	Marshall McAllister Criser

Date of last notice	17 November 2005

Part 1 - Change of director’s relevant interests in securities

In the case of a trust, this includes interests in the trust made available by the responsible entity of the trust

Note: In the case of a company, interests which come within paragraph (i) of the definition of “notifiable interest of a director” should be disclosed in this part.

Direct or indirect interest	Indirect

Nature of indirect interest	(1)	Marshall & Paula Criser Joint Living Trust
(including registered holder)	(2)	Marshall M Criser Individual Retirement A/c
Note: Provide details of the circumstances giving rise to the relevant interest.	(3)	Marshall Criser Profit Sharing Plan
	(Mr Criser’s interests under (1) to (3) are as a beneficiary)

	(4)

Indirect interest in shares arising as a result of shares (in the form of American Depository Receipts (ADRs)) being acquired to hedge Rinker Materials Corporation’s (RMC) liability to
Mr Criser under the Rinker Materials Corporation Supplemental Executive Profit Sharing 401(k) Plan (SERP) because, under the rules of SERP and the associated trust agreement, he has the ability to control the votes attached to those shares. Additionally, RMC will be required to deliver Rinker ADRs to Mr Criser after his retirement if he does not change his investment choice under SERP. The shares, which are held in the form of the ADRs, are held by Merrill Lynch Trust Company, FSB as trustee under the trust agreement.

+ See chapter 19 for defined terms.

Date of change	17 November 2005 (US time)

No. of securities held prior to change	2,000 held personally* (direct interest)

(1) 37,000 held under Marshall & Paula Criser Joint Living Trust (indirect interest)
(2) 1,500 held under Marshall M Criser Individual Retirement A/c (indirect interest)
(3) 1,000 held under Marshall Criser Profit Sharing Plan (indirect interest)
(4) 1968.9005 held in respect of SERP (indirect interest)*

*unchanged

Class	Ordinary

Number acquired	(1) 4000 (800 Rinker ADRs)
(2) 2000 (400 Rinker ADRs)
(3) 1000 (200 Rinker ADRs)

Number disposed	—

Value/Consideration	(1) US$46,274.32
Note: If consideration is non-cash, provide details and estimated valuation	(2) US$23,137.16 (3) US11,568.58

No. of securities held after change	2,000 held personally* (direct interest)

(1) 41,000 held under Marshall & Paula Criser Joint Living Trust (indirect interest)
(2) 3,500 held under Marshall M Criser Individual Retirement A/c (indirect interest)
(3) 2,000 held under Marshall Criser Profit Sharing Plan (indirect interest)
(4) 1968.9005* held in respect of SERP (indirect interest)

* unchanged

Nature of change
Example: on-market trade, off-market trade, exercise of options, issue of securities under dividend reinvestment plan, participation in buy-back	On market trade

Part 2 – Change of director’s interests in contracts

Note: In the case of a company, interests which come within paragraph (ii) of the definition of “notifiable interest of a director” should be disclosed in this part.

Detail of contract	n/a

+ See chapter 19 for defined terms.

Nature of interest	—

Name of registered holder	—
(if issued securities)

Date of change	—

No. and class of securities to which interest related prior to change	—
Note: Details are only required for a contract in relation to which the interest has changed

Interest acquired

Interest disposed

Value/Consideration	—
Note: If consideration is non-cash, provide details and an estimated valuation

Interest after change	—

+ See chapter 19 for defined terms.